Exhibit 24
                         POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS:

       WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1992 Non-Management Stock Option Plan; and

        WHEREAS, each of the undersigned is an Officer or both an Officer and a Director of the Corporation;

        NOW, THEREFORE, each of the undersigned hereby constitutes and appoints I. G. Seidenberg, A. Z. Senter and P. M. Ciccone, and each of them severally, as attorneys for the undersigned and in the undersigned's name, place and stead, and in each of the undersigned's offices and capacities as an Officer or as both an Officer and a Director of the Corporation, to execute and file such registration statement with respect to the additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1992 Non-Management Stock Option Plan, and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and amended prospectus or prospectuses or amendments or supplements to any of the foregoing, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 28th day of February, 1995.

        I. G. Seidenberg      A. Z. Senter                 P. M. Ciccone
        I. G. Seidenberg      A. Z. Senter                 P. M. Ciccone
          President         Executive Vice President       Vice President
             and                  and                         and
 Chief Executive Officer   Chief Financial Officer         Comptroller

State of New York)
                              )  ss.:
County of Westchester)

    On  the  28th day of February 1995, personally appeared before  me
I. G. Seidenberg, A. Z. Senter and P. M. Ciccone, to me known and known to me to be the persons described in and who executed the foregoing instrument, and they severally duly acknowledged to me that they and each of them executed and delivered the same for the purposes therein expressed.

   Witness my hand and official seal this 28th day of February 1995.
     Ina Callery
     Ina Callery
     Notary Public, State of New York
     No. 4834371
     Qualified in Westchester County
     Commission Expires June 30, 1995




                                                       Exhibit 24


                         POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Corporation"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1992 Non-Management Stock Option Plan; and

       WHEREAS, each of the undersigned is a Director or both a Director and an Officer of the Corporation;

        NOW, THEREFORE, the undersigned hereby constitutes and appoints I. G. Seidenberg, A. Z. Senter and P. M. Ciccone, and each of them severally, as attorneys for the undersigned and in the undersigned's name, place and stead, as a Director or both a Director and an Officer of the Corporation, to execute and file such registration statement, with respect to the additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's 1992 Non-Management Stock Option Plan, and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and amended prospectus or prospectuses or amendments or supplements to any of the foregoing, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 16th day of February, 1995.


W. C. Ferguson                       Ivan Seidenberg
William C. Ferguson                  Ivan G. Seidenberg
Chairman of the Board                President, Chief Executive Officer,
                                     and Director

Frederic V. Salerno                  John Brademas
Frederic V. Salerno                  John Brademas
Vice Chairman -                      Director
Finance and Business Development
and Director

R. Bromery                           John J. Creedon
Randolph W. Bromery                  John J. Creedon
Director                             Director

                                     Helene L. Kaplan
Stanley P. Goldstein                 Helene L. Kaplan
Director                             Director

Elizabeth T. Kennan                  Edward E. Phillips
Elizabeth T. Kennan                  Edward E. Phillips
Director                             Director

Walter V. Shipley

Walter V. Shipley                    John R. Stafford
Director                             Director

State of New York)
                                )  ss.:
County of New York)

    On the 16th day of February, 1995, personally appeared before me each of the Officers and Directors, all to me known and known to me to be the persons described in and who executed the foregoing instrument, and each such person duly acknowledged to me that he or she executed and delivered the same for the purposes therein expressed.

     Witness my hand and official seal this 16th day of February, 1995.

                                   Robert Erb
                                   Notary  Public, State  of  New York
                                   No. 31-4808105
                                   Qualified in New York County
                                   Commission Exires January  31,1997